Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE
For Further Information, Contact:
John J. Millerick
Senior Vice President & CFO
(978) 326-4000

Paul M. Roberts
Director of Communications
(978) 326-4213
proberts@analogic.com

Analogic Corporation Announces Results
for Its First Quarter

PEABODY, MA (December 6, 2007) – Analogic Corporation (NASDAQ: ALOG), a leading designer and manufacturer of high-precision health and security imaging equipment, today announced results for its first quarter ended October 31, 2007.

Highlights of the quarter included:

•	Revenues — $94,201,000; up $18,599,000 or 25% over preceding first quarter

•	Net Income (GAAP) — $6,388,000

•	EPS (GAAP) — $0.48 per diluted share

•	Medical technology products demonstrated growth

•	Security technology segment returned to profitability

Revenues for the first quarter ended October 31, 2007, were $94,201,000, compared with the prior year’s first quarter revenues of $75,602,000, an increase of $18,599,000, or 25%. On a GAAP basis, net income for the first quarter was $6,388,000, or $0.48 per diluted share, compared with a net loss of $5,360,000, or a loss of $0.39 per diluted share, for the prior year’s first quarter. The first quarter ended October 31, 2006, included pre-tax asset impairment charges of $9,705,000 associated with the Company’s digital radiography systems business.

On a non-GAAP basis, earnings per share for the first quarter ended October 31, 2007, were $0.53 per diluted share, compared to $0.12 per diluted share for the prior year’s first quarter. A reconciliation of all GAAP to non-GAAP financial measures is presented in the financial tables at the end of this news release.

President and CEO Jim Green said, “We are pleased with the solid improvement demonstrated this quarter in both our health and our security businesses. Medical technology revenues were $77,490,000, up 14% over the prior first quarter, while security revenues also improved from a very weak first quarter a year ago. Overall, this is a very good start to the new fiscal year.”

Sales of medical imaging products were $52,119,000, up 15% over the prior year’s first quarter. The growth was due to increased demand for our advanced subsystems for Computed Tomography (CT), including advanced multislice Data Acquisition Systems (DASs) and new Data Management Systems (DMSs), and for our Magnetic Resonance Imaging (MRI) Power Systems. Patient monitoring revenues were essentially flat for the quarter, and medical CT system revenues, as expected, were down from a very strong quarter a year earlier. Digital radiography product revenues were up marginally at $4,866,000, and our B-K Medical subsidiary, specializing in clinical ultrasound, met our expectations, with revenues of $20,505,000, up 5% over the prior year, exclusive of the impact of foreign exchange.

Green added, “We are optimistic about our medical business. We expect to see continuing growth in sales of our high-precision CT and MRI subsystems. During the quarter we received our first production orders for our new high-precision Radio Frequency (RF) amplifier for high-end, 3.0 Tesla Magnetic Resonance Imaging, a significant potential growth area. We also completed feasibility studies on the PowerLink™, our innovative non-contact power system for CT, for multiple Original Equipment Manufacturers (OEMs). After the close of the quarter, B-K Medical introduced the Pro Focus OR, the first dedicated ultrasound system for the operating room. We are expecting continuing growth in demand for B-K Medical’s equipment for brachytherapy treatment for prostate cancer, as part of the general growth in urological applications. We are enthusiastic about Anrad’s prospects as it starts production of direct, digital, flat-panel detectors for Full-Field Digital Mammography (FFDM) systems.”

Security technology revenues were $13,336,000, up from $4,639,000 a year earlier. This was due primarily to the shipment of 15 EXACT® systems this quarter, compared to only 4 systems a year earlier. On August 15, 2007, the Company announced that it had received from L-3 Communications an order for $17.5 million in EXACT systems and upgrade equipment scheduled to begin shipping early in 2008.

In October, the Company received an Indefinite Delivery Indefinite Quantity (IDIQ) order for up to 40 COBRA® systems over two years and field support services for over five years at a combined potential value of $37.5 million. The IDIQ included an initial purchase order for 12 COBRA units with installation and support services valued at $7.6 million, and a potential additional $40 million for further engineering services over five years, for a combined maximum potential contract value of $77.5 million.

In summary, Green noted, “Overall, our medical business is doing well. We significantly reduced our loss in digital radiography, down to $1,815,000 for the quarter compared to a loss of $13,956,000, including a $9,705,000 writedown, for the prior first quarter. Our security business is performing at a modestly higher and more stable level than last year, and we are on plan to run it profitably at the current level of shipments. We are continuing development of two new checked-luggage scanning systems, the XLB1100™designed for large, high-traffic, airports and the KING COBRA, designed primarily for small to mid-sized airports.

“We have also made a number of changes in the roles and responsibilities of the senior management team,” Green added. In July, Doug Rosenfeld joined the Company as Vice President of Human Resources. After the close of the quarter John Fry joined the Company as Vice President, General Counsel, and Corporation Secretary, and John P. O’Connor was appointed Vice President of Engineering. Most recently, Peter Cempellin joined the Company as Vice President and General Manager of our Security Systems Division. Green concluded, “Our medical and security businesses grew substantially during the quarter, while we considerably strengthened an already strong management team. I am confident that we are well on the way to establishing the foundation for Analogic’s long-term growth as The World Resource for Health and Security Technology.”

Please note that the Company is still working to resolve certain matters related to the adoption of Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes”, which is an interpretation of SFAS No. 109, “Accounting for Income Taxes.” As a result, the Company has not yet finalized its Stockholders’ Equity and certain tax related asset and liability accounts as set forth in its Unaudited Condensed Consolidated Balance Sheet. The adjustments that will result from the finalization of our FIN No. 48 analysis will have no impact on the Company’s Unaudited Consolidated Statement of Operations. Therefore, the Company, in lieu of including an Unaudited Consolidated Balance Sheet in this announcement, is reporting the following information related to its Unaudited Condensed Consolidated Balance Sheet components that have been finalized:

•	Cash and cash equivalents, marketable securities, and short-term investments totaled $236,632,000 and $228,545,000 at October 31, 2007 and July 31, 2007, respectively.

•	Accounts receivable, net of allowance for doubtful accounts, totaled $56,195,000 and $58,926,000 at October 31, 2007 and July 31, 2007, respectively.

•	Inventories totaled $57,941,000 and $54,413,000 at October 31, 2007 and July 31, 2007, respectively.

•	Property, plant, and equipment, net totaled $83,110,000 and $80,482,000 at October 31, 2007 and July 31, 2007, respectively. Capital spending for the three months ended October 31, 2007 was $3,125,000.

•	Accounts payable totaled $23,586,000 and $21,734,000 at October 31, 2007 and July 31, 2007, respectively.

•	Accrued liabilities totaled $22,209,000 and $26,570,000 at October 31, 2007 and July 31, 2007, respectively.

CONFERENCE CALL
Analogic will conduct an investor conference call on Thursday, December 6, at 11:00 a.m. ET to discuss the results for the first quarter and recent developments. To participate in the conference call, dial 1-866-823-6992, or 1-334-323-7225 for international callers, approximately ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference, Passcode 03391. You will then be asked for your name, organization, and telephone number and be connected to the conference. Presentation materials related to quarterly financial information will be posted on the Company’s website at www.analogic.com. To listen to the live audio webcast in listen-only mode, visit www.analogic.com approximately ten minutes before the conference is scheduled to begin.

A telephone digital replay will be available approximately two hours after the call is completed through midnight (ET) Thursday, December 13, 2007. To access the digital replay, dial 1-877-919-4059, or 1-334-323-7226 for international callers. The conference ID number is 17573477.

A replay of the conference call webcast will be archived on the Company’s website at www.analogic.com approximately three hours after the call is completed and will be available through midnight (ET) Thursday, December 27, 2007.

For more information on the conference call, visit www.analogic.com, call 978-326-4213, or email proberts@analogic.com.

Analogic Corporation is a leading designer and manufacturer of advanced health and security systems and subsystems sold primarily to Original Equipment Manufacturers (OEMs). The Company is recognized worldwide for advancing the state of the art in Automatic Explosives Detection, Computed Tomography (CT), Digital Radiography (DR), Ultrasound, Magnetic Resonance Imaging (MRI), Patient Monitoring, and Advanced Signal Processing.

Use of Non-GAAP Financial Measures

This presentation includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our non-GAAP measures is provided at the end of this press release.

Forward-Looking Statements
This press release contains the Company’s or management’s intentions, hopes, beliefs, expectations, or predictions. These are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements (statements that are not historical facts) in this presentation are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements, including statements about product development, market and industry trends, strategic initiatives, regulatory approvals, sales, profits, expenses, price trends, research and development expenses and trends, and capital expenditures involve risk and uncertainties. Actual results may differ materially from those indicated by such statements as a result of various factors, including those discussed in the Company’s periodic reports filed with the SEC under the heading “Risk Factors.” In addition, the forward-looking statements included in this press release represent the Company’s views as of December 6, 2007. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to December 6, 2007.

###

Consolidated Statements of Operations (in thousands, except per share data)

	Three Months Ended
	October 31,
	(Unaudited)
	2007	2006

Net revenue:
Products	$85,311	$70,748
Engineering	5,515	1,664
Other	3,375	3,190

Total net revenue	94,201	75,602

Cost of sales:
Products	52,049	44,589
Engineering	5,456	2,863
Other	1,879	1,487
Asset impairment charges	—	8,625

Total cost of sales	59,384	57,564

Gross margin	34,817	18,038

Operating expenses:
Research and product development	11,182	11,578
Selling and marketing	7,802	7,002
General and administrative	9,440	9,039
Asset impairment charges	—	1,080

Total operating expenses	28,424	28,699

Income (loss) from operations	6,393	(10,661)

Other (income) expense:
Interest income, net	(2,703)	(3,223)
Equity loss in unconsolidated affiliates	—	78
Other	(439)	122

Total other income	(3,142)	(3,023)

Income (loss) before income taxes	9,535	(7,638)
Provision (benefit) for income taxes	3,147	(2,278)

Net income (loss)	$6,388	$(5,360)

Net income (loss) per share:
Basic	$0.49	$(0.39)
Diluted	0.48	(0.39)
Dividends declared per share	$0.10	$0.10
Weighted-average shares outstanding:
Basic	13,089	13,827
Diluted	13,216	13,827

UNAUDITED SUPPLEMENTAL INFORMATION — RECONCILIATION OF GAAP TO NON-GAAP MEASURES
The Company provides non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other (income) expense, non-GAAP income before taxes, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company’s operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Share-based compensation expense. The Company incurs expense related to share-based compensation included in its GAAP presentation of cost of sales, research and development, selling and marketing, general and administrative expense. Although share-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates, the expected term and forfeiture rates of the awards. In accordance with SFAS No. 123R, share-based compensation expense is calculated as of the grant date of each share-based award, and generally cannot be changed or influenced by management after the grant date. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent between periods and allows comparisons of the Company’s operating results to those of other companies that disclose non-GAAP financial measures that exclude share-based compensation.

Executive transition expenses. In November 2006, John W. Wood Jr. resigned as President of the Company and was temporarily replaced by Bernard M. Gordon, who was appointed as our Executive Chairman, in which capacity he served as both our principal executive officer and Chairman of the Board. James W. Green was appointed as our President and CEO on May 21, 2007, replacing Mr. Gordon as our principal executive officer. Since his arrival Mr. Green has made and is continuing to make a number of changes in the senior leadership team reporting to him. As such, the Company has incurred charges for severance, executive search, relocation and other related expenses. Management believes these charges should be excluded from the non-GAAP results because they are one-time items not associated with the ongoing operations of the business.

Acquisition related expenses. The Company incurs amortization of intangibles and other expenses related to acquisitions it has made in recent years. The intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent over time for both our newly-acquired and long-held businesses.

Asset impairment charges. As a result of continuing losses in its Digital Radiography business and the related business outlook, the Company evaluated the net realizability of all of the related assets at October 31, 2006. As a result, the Company recorded an asset impairment charge of $9,705,000 associated with the write-down of the Company’s Digital Radiography system business assets to their estimated fair values as a group based upon the present value of estimated future cash flows of the business. Of the $9,705,000 asset impairment charges, $8,625,000 was recorded to cost of sales and $1,080,000 was recorded to operating expenses. Management believes these charges should be excluded from the non-GAAP results because they are one-time items not associated with the ongoing operations of the business.

Gain on sale of investments. The Company has periodically sold investments in affiliated companies. On May 23, 2007, the Company sold its entire ownership interest in Bio-Imaging Research, Inc. (“BIR”), for approximately $3,714,000, of which approximately $2,807,000 was paid in cash upon closing and the remaining $907,000 was held in escrow for a period of up to two years from the date of closing to secure any indemnification claims, and a dividend of $1,429,000. The dividend and cash payment, net of book value of $200,000, were recorded as other income of $4,036,000 during the three months ended July 31, 2007. During the three months ended October 31, 2007, the Company received $84,000 as an initial escrow payment and recorded that amount as other income. This gain has been presented as a non-GAAP item for that period.

Adjustments for related tax impact. Finally, for purposes of calculating non-GAAP net income and non-GAAP diluted earnings (losses) per share, management adjusts the provision (benefit) for income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on the Company’s income tax provision (benefit).

Management excludes the above-described expenses and their related tax impact in evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Further, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

The following table (in thousands, except per share data) reconciles the non-GAAP financial measures to their most directly comparable GAAP financial measures.

	Three Months Ended
	October 31,
	2007	2006

GAAP Gross Margin	$34,817	$18,038
Share-based compensation	28	44
Asset impairment charges	—	8,625

Non-GAAP Gross Margin	$34,845	$26,707

Percent of Total Revenue	37.0%	35.3%
GAAP Operating Expenses	$28,424	$28,699
Share-based compensation	(368)	(604)
Executive transition	(418)	(145)
Acquisition related expense	(327)	(357)
Asset impairment charges	—	(1,080)

Non-GAAP Operating Expenses	27,311	26,513

Percent of Total Revenue	29.0%	35.1%
GAAP Other (income) expense	$(3,142)	$(3,023)
Gain on sale of investments	84	—

Non-GAAP Other (income) expense	(3,058)	(3,023)

GAAP Income (Loss) Before Income Taxes	$9,535	$(7,638)
Share-based compensation	396	648
Executive transition	418	145
Acquisition related expense	327	357
Asset impairment charges	—	9,705
(Gain) on sale of investments	(84)	—

Non-GAAP Income Before Income Taxes	10,592	3,217

Percent of Total Revenue	11.2%	4.3%
GAAP Net Income (Loss)	$6,388	$(5,360)
Share-based compensation	254	477
Executive transition	264	118
Acquisition related expense	206	225
Asset impairment charges	—	6,156
(Gain) on sale of investments	(53)	—
Non-GAAP Net Income	7,059	1,616

Percent of Total Revenue	7.5%	2.1%
GAAP Diluted EPS	$0.48	$(0.39)
Effect of non-GAAP adjustments	0.05	0.51

Non-GAAP Diluted EPS	$0.53	$0.12